UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2013

SYNERGY RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60
Platteville, Colorado 80651
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  On November 18, 2013, Synergy Resources Corporation (“Synergy” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the completion of the acquisition of partial interests in 38 producing oil and gas wells, one water disposal well (the “Disposal Well”), and other oil and gas properties from Apollo Operating, LLC (the “Apollo Operating Assets”).  This amendment to the Initial Form 8-K amends and supplements Item 9.01 of the Initial Form 8-K to provide the historical financial statements and pro forma financial information that were not filed with the Initial Form 8-K and that are permitted to be filed by this amendment.

Item 9.01   Financial Statement and Exhibits.

(a)	Financial statements of business acquired

Attached hereto are the following:

•	Independent Auditor’s Report from EKS&H LLLP
•	Audited Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2012 and 2011
•	Unaudited Statements of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013 and 2012
•	Notes to the Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2012 and 2011, and the nine months ended September 30, 2013 and 2012
•	Unaudited Supplemental Oil and Gas Reserve Information as of December 31, 2012 and 2011

(b)	Pro forma financial information

Attached hereto are the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended August 31, 2013 and three months ended November 30, 2013, and the related notes showing the pro forma effects of the Company’s acquisition of the Apollo Operating Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY RESOURCES CORPORATION

By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial and Accounting Officer

Date: January 23, 2014

Table of Contents

Page
Independent Auditors’ Report	5

Financial Statements

Statements of Revenues and Direct Operating Expenses	6

Notes to Statements of Revenues and Direct Operating Expenses	8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Synergy Resources Corporation
Platteville, Colorado

We have audited the accompanying statements of revenues and direct operating expenses of the properties (the “Apollo Operating Assets”) acquired by Synergy Resources Corporation (the “Company”), from Apollo Operating, LLC and other minority interest holders, for the years ended December 31, 2012 and 2011.  These statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement.  The auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities of Exchange Commission as described in Note 2 to the statements and are not intended to be a complete financial presentation of the Company’s interest in the Apollo Operating Assets prepared in accordance with accounting principles generally accepted in the United States of America.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses, described in Note 2, of the Apollo Operating Assets for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ EKS&H, LLLP
Denver, Colorado
January 23, 2014

▪  DENVER   ▪  FORT COLLINS   ▪   BOULDER   ▪
www.EKSH.com

Apollo Operating Assets
Statements of Revenues and Direct Operating Expenses
For the years ended December 31, 2012 and 2011
(in thousands)

	December 31,	December 31,
	2012	2011
Revenues:
Oil and gas revenues	$3,319	$1,081
Disposal well revenues	1,759	1,041
Total revenues	5,078	2,122

Direct operating expenses:
Lease operating expenses	194	62
Disposal well expenses	477	513
Severance and ad valorem taxes	394	148
Total direct operating expenses	1,065	723

Revenues in excess of direct operating expenses	$4,013	$1,399

The accompanying notes are an integral part of these financial statements.

Apollo Operating Assets
Statements of Revenues and Direct Operating Expenses
For the nine months ended September 30, 2013 and 2012
(in thousands)

	September 30,	September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues:
Oil and gas revenues	$3,567	$2,418
Disposal well revenues	1,280	1,383
Total revenues	4,847	3,801

Direct operating expenses:
Lease operating expenses	247	163
Disposal well expenses	457	342
Severance and ad valorem taxes	399	294
Total direct operating expenses	1,103	799

Revenues in excess of direct operating expenses	$3,744	$3,002

The accompanying notes are an integral part of these financial statements.

APOLLO OPERATING ASSETS
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
For the years ended December 31, 2012 and 2011
and the nine months ended September 30, 2013 and 2012

1.  Apollo Operating Assets and Summary of Significant Accounting Policies

Apollo Operating Assets:  On August 27, 2013, Synergy Resources Corporation (the “Company”) entered into a definitive purchase and sale agreement (“the Agreement”), with Apollo Operating, LLC (“Apollo”), for its interests in 38 producing oil and gas wells, one water disposal well (the “Disposal Well”), approximately 3,639 gross (1,000 net) mineral acres, and certain other mineral interests. On November 13, 2013, the Company closed the transaction with Apollo for a combination of cash and stock.  Apollo received cash consideration of approximately $11 million and 550,518 shares of Synergy’s common stock valued at $5.2 million.  Following its acquisition of the assets from Apollo the Company acquired all other remaining interests in the Disposal Well (the “Related Interests”) through several transactions with the individual owners of such interests. The Company acquired the Related Interests for approximately $3.7 million in cash consideration and 20,626 shares of Synergy’s common stock, valued at $0.2 million.  Collectively, the ownership interests acquired from Apollo and the Related Interests acquired from other interest owners are described as the “Apollo Operating Assets.” The accompanying Statements represent the acquired interests in the revenues and direct operating expenses of the Apollo Operating Assets.

Oil and Gas Reserves:  Oil and gas reserves represent theoretical, estimated quantities of crude oil and natural gas which geological and engineering data estimate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond Apollo’s control.  Accordingly, reserve estimates are different from the future quantities of oil and gas that are ultimately recovered and the corresponding lifting costs associated with the recovery of these reserves.

Oil and Gas Sales:  Apollo derives revenue primarily from the sale of crude oil and natural gas produced from its wells.  Revenues from production from wells in which Apollo shares an economic interest with other owners are recognized on the basis of Apollo's pro-rata interest.  Revenues are reported on a gross basis for the amounts received before taking into account production taxes and lease operating costs, which are reported as direct operating expenses.

Revenue is recorded using the sales method, which occurs in the month production is delivered to the purchaser, at which time ownership of the oil is transferred to the purchaser.  Payment is generally received within 30 days after the date of sale.  Provided that reasonable estimates can be made, revenue and receivables are accrued to recognize delivery of product to the purchaser.  Differences between estimates and actual volumes and prices, if any, are adjusted upon final settlement.

Disposal Well Revenues:  At the Disposal Well, environmental equipment separates commingled water and hydrocarbons.  Apollo generates revenue for the disposal of water and from the sale of hydrocarbons recovered from the separation process. Water disposal revenue is generally earned on a fixed fee per barrel of disposal water and is recongnized in the month in which water disposal occurs. Revenue from the sale of hydrocarbons is recognized upon delivery to the purchaser.

Direct Operating Expenses:  Costs incurred to operate and maintain wells and related equipment and facilities are expensed as incurred.  Direct operating expenses include the costs of labor to operate the wells and related equipment, repairs and maintenance, materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities, property taxes and insurance applicable to producing properties and wells and related equipment and facilities, and severance taxes.

Use of Estimates:  The preparation of financial statements in conformity with United States generally accepted accounting principles (US GAAP) requires the use of estimates and assumptions regarding certain types of revenues and direct expenses.  Such estimates primarily relate to unsettled transactions as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from these estimates.

2.  Basis of Presentation, Omitted Financial Information, and Interim Financial Information

The accompanying statements of revenues and direct operating expenses relate to the operations of the Apollo Operating Assets and have been derived from the historical accounting records maintained by Apollo.  Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes are omitted.  As such, this financial information is not intended to be a complete presentation of the revenues and expenses of the Apollo Operating Assets.  Furthermore, the information may not be representative of future operations due to changes in the business and the exclusion of the omitted information.  The historical statements of revenues and direct operating expenses of the Apollo Operating Assets are presented in lieu of the full financial statements required under the Security and Exchange Commission’s (“SEC”) Rule 3-05 of Regulation S-X.

The Company believes that it is appropriate to provide historical statements of revenues and direct operating expenses for the Apollo Operating Assets in lieu of complete financial statements for the following reasons:

•
Financial statements prepared in accordance with generally accepted accounting principles were never prepared for the Apollo Operating Assets.  Certain financial calculations, such as calculation of depreciation, depletion, and amortization expense under the full cost method of accounting, and the estimation of asset retirement obligations, were not prepared.  Indirect expenses were not allocated to individual assets.  Certain expenses related to the assets were recorded on a commingled basis with expenses related to other assets owned by Apollo and/or its affiliated entities;

•
The acquisition of the Apollo Operating Assets does not include the acquisition of any indirect assets or systems used by Apollo.  The Apollo Operating Assets will be integrated with other assets owned by the Company, and any future indirect activities will be performed by Company employees.  None of the managers or other personnel performing indirect activities for Apollo will be employed by the Company;

•
Historical depreciation, depletion and amortization attributable to the Apollo Operating Assets is irrelevant to investors as future calculations will be based upon the fair value of the Apollo Operating Assets at the date of acquisition and costs incurred in prior periods will have no impact on the calculation.

Interim Financial Information:  The financial information for the nine months ended September 30, 2013 and 2012 is unaudited.  In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals necessary for a fair statement of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation.  The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

3. Commitments and Contingencies

Pursuant to the terms of the Agreement, there are no claims, litigation or disputes pending as of the effective date, or any matters arising in connection with indemnifications, and the parties to the Agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

4.  Unaudited Oil and Gas Reserves Information

Oil and Natural Gas Reserve Information:  Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (prices and costs held constant as of the date the estimate is made).  Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Proved oil and natural gas reserve information for the Apollo Operating Assets have only been prepared as of August 1, 2013, and the related discounted future net cash flows excluding income taxes are based on engineering estimates.  Reserve information for the properties was prepared in accordance with guidelines established by the SEC.  Proved oil and gas reserves were calculated based on the prices for oil and gas during the 12 month period before the respective reporting date, determined as the unweighted arithmetic average of the first day of the month price for each month within such period.  This average price is also used in calculating the aggregate amount and changes in future cash inflows related to the standardized measure of discounted future cash flows.  Undrilled locations are classified as having proved undeveloped reserves only if a development plan has been implemented indicating that they are scheduled to be drilled within five years.

As SEC compliant reserve studies were not prepared for periods prior to August 1, 2013, the December 31, 2012 and 2011 reserve estimates were based on August 1, 2013 reserve estimates adjusted for actual 2013 production (through August 1, 2013) and actual 2012 and 2011 production.   As such, the December 31, 2012 and 2011 reserve estimates do not include the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (the “FASB”) and the SEC.  These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value.  The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

An SEC compliant reserve study is not necessarily indicative of fair value under the terms prescribed by ASC 805.  An SEC compliant reserve report is based on historical commodity prices while a fair value report is typically based on forward looking prices. Additionally, the SEC method does not take into account the uncertainty of developing reserves while the fair value method applies a risk weighting to the different reserve classes.

The following table sets forth information regarding estimated quantities of proved developed and undeveloped oil and gas reserve quantities of the Apollo Operating Assets and changes therein for each of the fiscal years presented:

	Oil (Bbl)	Gas (McF)
January 1, 2011	98,998	318,270
Extensions, discoveries, and other additions	249,440	742,177
Production	(11,001)	(22,134)
December 31, 2011	337,437	1,038,313
Extensions, discoveries, and other additions	167,080	441,655
Production	(35,874)	(65,700)
December 31, 2012	468,643	1,414,268

Proved developed reserves included above:
December 31, 2011	151,419	547,219
December 31, 2012	313,150	1,047,277

Proved undeveloped reserves included above:
December 31, 2011	186,018	491,094
December 31, 2012	155,493	366,991

Standardized Measure of Discounted Future Net Cash Flows:  The following summary sets forth the future net cash flows relating to proved oil and gas reserves of the Apollo Operating Assets based on the standardized measure described earlier. The disclosure excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes. As discussed above, December 31, 2012 and 2011 amounts were based on the reserves as of August 1, 2013, with backward adjustments for actual sales and production costs during each respective period.

	December 31,
(in thousands)	2012	2011
Future oil and gas sales	$46,054	$33,486
Future production costs	(12,453)	(8,204)
Future development costs	(5,342)	(5,187)
Future net cash flows	28,259	20,095
10% annual discount	(14,741)	(10,388)

Standardized measure of discounted future net cash flows	$13,518	$9,707

Changes in the Standardized Measure of Discounted Future Net Cash Flows:  An analysis of the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2012 and 2011 are as follows and excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes as discussed earlier:

	December 31,
(in thousands)	2012	2011
Standardized measure of future net cash flows, beginning of year	$9,707	$2,836
Sales of oil and gas, net of production costs and taxes	(2,826)	(922)
Extensions, discoveries, and improved recovery	3,128	7,114
Development costs incurred	2,538	396
Accretion of discount	971	283
Standardized measure of future net cash flows, end of year	$13,518	$9,707

SYNERGY RESOURCES CORPORATION
PRO FORMA FINANCIAL INFORMATION
(Unaudited)

Property Acquisition

On August 27, 2013, Synergy Resources Corporation, (the “Company”) entered into a definitive purchase and sale agreement (“the Agreement”), with Apollo Operating, LLC (“Apollo”), for its interests in 38 producing oil and gas wells, one water disposal well (the “Disposal Well”), approximately 3,639 gross (1,000 net) mineral acres, and certain other mineral interests. On November 13, 2013, the Company closed the transaction with Apollo for a combination of cash and stock. Apollo received cash consideration of approximately $11 million and 550,518 shares of Synergy’s common stock valued at $5.2 million. Following its acquisition of the assets from Apollo the Company acquired all other remaining interests in the Disposal Well from several interest owners (the “Other Interest Owners”) through various transactions, all of which closed before November 30, 2013. In total, the Other Interest Owners received approximately $3.7 million in cash consideration and 20,626 shares of Synergy’s common stock, valued at $0.2 million.  Collectively, the ownership interests acquired from Apollo and the Related Interests acquired from other interest owners are described as the “Apollo Operating Assets.” The accompanying Pro Forma Information represents the acquired interests in the revenues and direct operating expenses of the Apollo Operating Assets.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements and related footnotes give effect to the acquisition of the Apollo Operating Assets. The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2013 and the three months ended November 30, 2013 reflect the acquisition of the Apollo Operating Assets as if it had occurred on September 1, 2012. An unaudited pro forma condensed combined balance sheet has been excluded from these pro forma financial statements as the Company’s balance sheet included in its Quarterly Report on Form 10-Q filed for the three months ended November 30, 2013 satisfies the related reporting requirements of SEC Regulation S-X § 210.11.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. Pursuant to Regulation S-X, Article 11, of the Securities and Exchange Commission, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. It is not intended to be indicative of the Company’s results of operations or financial position that might have been achieved had the acquisition been completed as of the dates presented, or the Company’s future results of operations or financial position.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended August 31, 2013, as filed on November 14, 2013, and the Company’s Quarterly Report on Form 10-Q for the three months ended November 30, 2013, as filed on January 9, 2014.

SYNERGY RESOURCES CORPORATION ACQUISITION OF APOLLO OPERATING ASSETS
Pro Forma Condensed Combined Statement of Operations
For the year ended August 31, 2013
(in thousands, except share and per share data)
(Unaudited)

	Synergy Resources Historical	Apollo Operating Assets Historical	Pro Forma Adjustments		Pro Forma Combined
		(a)	(Note 2)
Revenues:
Oil and gas revenues	$46,223	$6,107	$-		$52,330

Operating expenses:
Oil and gas production	7,654	1,280	-		8,934
Depletion, depreciation, and amortization	13,336	-	1,530	(b)	14,866
General and administrative	5,688	-	-		5,688
Total expenses	26,678	1,280	1,530		29,488

Operating income	19,545	4,827	(1,530)		22,842

Other expenses
Commodity derivative losses (realized
and unrealized)	(3,044)	-	-		(3,044)
Interest expense, net	(50)	-	-		(50)
Total other expenses	(3,094)	-	-		(3,094)

Income before income taxes	16,451	4,827	(1,530)		19,748

Deferred income tax provision	6,870	-	1,220	(c)	8,090
Net income	$9,581	$4,827	$(2,750)		$11,658

Earnings per common share:
Basic	$0.17	$-	$-		$0.20
Diluted	$0.16	$-	$-		$0.20

Weighted average shares outstanding:
Basic	57,089,362	-	571,144	(d)	57,660,506
Diluted	59,088,761	-	571,144	(d)	59,659,905

See accompanying Notes to Pro Forma Financial Information.

SYNERGY RESOURCES CORPORATION ACQUISITION OF APOLLO OPERATING ASSETS
Pro Forma Condensed Combined Statement of Operations
For the three months ended November 30, 2013
(in thousands, except share and per share data)
(Unaudited)

	Synergy Resources Historical	Apollo Operating Assets Historical	Pro Forma Adjustments		Pro Forma Combined
		(a)	(Note 3)
Revenues:
Oil and gas revenues	$19,266	$1,665	$-		$20,931

Operating expenses:
Oil and gas production	3,289	256	-		3,545
Depletion, depreciation, and amortization	5,591	-	476	(b)	6,067
General and administrative	3,168	-	-		3,168
Total expenses	12,048	256	476		12,780

Operating income	7,218	1,409	(476)		8,151

Other income
Commodity derivative gain	2,238				2,238
Interest income, net	31	-	-		31
Total other income	2,269	-	-		2,269

Income before income taxes	9,487	1,409	(476)		10,420

Income tax provision	3,387	-	345	(c)	3,732
Net income	$6,100	$1,409	$(821)		$6,688

Earnings per common share:
Basic	$0.08	$-	$-		$0.09
Diluted	$0.08	$-	$-		$0.08

Weighted average shares outstanding:
Basic	73,674,865	-	571,144	(d)	74,246,009
Diluted	76,044,605	-	571,144	(d)	76,615,749

See accompanying Notes to Pro Forma Financial Information.

SYNERGY RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL INFORMATION
(Unaudited)

Note 1 — Financial Statement Presentation and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined statements of operations for the year ended August 31, 2013 and for the three months ended November 30, 2013 were derived from the unaudited statements of revenues and direct operating expenses of the Apollo Operating Assets for the twelve month period ended August 31, 2013, and the three month period ended November 30, 2013, together with pro forma adjustments to give effect to the acquisition as if it occurred on September 1, 2012.

These unaudited pro forma condensed combined financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

The following purchase price allocation for the Apollo Operating Assets is preliminary and includes significant use of estimates.  The fair values of the assets acquired and liabilities assumed are preliminary and are subject to revision as the Company continues to evaluate the fair value of these acquisitions.  Accordingly, the allocation will change as additional information becomes available and is assessed by Management, and the impact of such changes may be material.  The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands):

Preliminary Purchase Prices
Consideration Given
Cash	$14,679
Synergy Resources Corp. Common Stock *	5,432

Total consideration given	$20,111

Preliminary Allocation of Purchase Prices
Proved oil and gas properties	$14,504
Unproved oil and gas properties	6,725
Total fair value of oil and gas properties acquired	21,229

Working capital	(883)
Asset retirement obligation	(235)

Fair value of net assets acquired	$20,111

Working capital acquired was estimated as follows:
Accounts receivable	$380
Accrued liabilities and expenses	(1,263)

Total working capital	$(883)

*
The fair value of the consideration attributed to the Common Stock under ASC 805 was based on the Company's closing stock price on the measurement dates for shares issued in connection with these acquisitions.

Note 2 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the Year Ended August 31, 2013

(a)	Operating revenues and direct operating expenses of the interests acquired in the Apollo Operating Assets for the period September 1, 2012 to August 31, 2013.
(b)	Reflects additional depletion, depreciation, and amortization expense attributable to the interests acquired in the Apollo Operating Assets based on the preliminary purchase price allocations.
(c)
Reflects adjustment to the income tax provision for the estimated impact of the acquired properties’ revenue and direct operating expenses.  Income taxes were adjusted using a combined federal and state tax rate of 37%.

(d)	Reflects the issuance of common stock to Apollo and the Other Interest Owners as partial consideration for the acquired properties.

Note 3 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the Three Months Ended November 30, 2013

(a)	Operating revenues and direct operating expenses of the interests acquired in the Apollo Operating Assets for the period September 1, 2013 to November 30, 2013.
(b)	Reflects additional depletion, depreciation, and amortization expense attributable to the interests acquired in the Apollo Operating Assets based on the preliminary purchase price allocation.
(c)
Reflects adjustment to the income tax provision for the estimated impact of the acquired properties’ revenue and direct operating expenses.  Income taxes were adjusted using a combined federal and state tax rate of 37%.

(d)	Reflects the issuance of common stock to Apollo and the Other Interest Owners as partial consideration for the acquired properties.